UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 1, 2006

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Adoption of a Material Agreement

At a meeting held on June 1, 2006, the Board of Directors (the “Board”) and the Compensation Committee of the Board (the “Committee”) of NCI Building Systems, Inc. (“NCI”) took the following actions:

Executive Compensation.

The Committee and the Board approved increases in annual base salary for NCI’s executive officers to the following amounts for the remainder of fiscal 2006:

A.R. Ginn	$765,000
Norman C. Chambers	$625,000
Kelly Ginn	$310,000
Frances R. Powell	$300,000
Mike Young	$280,000
Ken Maddox	$270,000

Director Compensation.

The Committee and the full Board approved increases in cash compensation for non-employee directors to the following rates for fiscal 2006:

Annual Retainer Fee	$35,000
Board Meeting Fee	$3,000
Committee Meeting Fee	$1,500
Chairman of Audit Committee	$15,000
Chairman of Nominating and Corporate Governance Committee	$10,000
Chairman of Compensation Committee	$10,000

In addition, each non-employee director will receive an annual grant of restricted stock having a fair market value of $60,000 vesting over four years.

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Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

On June 1, 2006, the Board amended NCI’s By-laws to provide for the ability of NCI to issue uncertificated shares of its common stock, par value $0.01 per share (the “Common Stock”). In addition, the Board approved a resolution authorizing future issuances of common stock to be in the form of uncertificated shares, provided, however, that the resolution shall not apply to any shares of Common Stock represented by a certificate until such certificate is surrendered to NCI, and provided further that every holder of Common Stock represented by certificates shall be entitled to have a certificate to the extent provided in Section 158 of the Delaware General Corporation Law. The By-laws as amended are attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Amended and Restated By-laws of NCI Building Systems, Inc. (as amended June 1, 2006).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ A.R. Ginn
Name:	A.R. Ginn
Title:	Chairman and Chief Executive Officer

Dated: June 7, 2006

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